PRESS RELEASE For immediate release

NVE Corporation Reports Second Quarter Results and Announces Quarterly Dividend

EDEN PRAIRIE, Minn.—October 19, 2016—NVE Corporation (Nasdaq: NVEC) announced today financial results for the quarter and six months ended September 30, 2016.

Total revenue for the second quarter of fiscal 2017 increased slightly to $7.30 million from $7.28 million in the prior-year quarter. The increase was due to a 6% increase in product sales, partially offset by a 42% decrease in contract research and development revenue. Net income for the second quarter of fiscal 2017 was $3.31 million, or $0.68 per diluted share, the same as the prior-year quarter.

For the first six months of fiscal 2017, total revenue decreased 10% to $14.0 million from $15.6 million for the first six months of the prior year. The decrease was due to an 11% decrease in product sales and a 6% decrease in contract research and development revenue. Net income decreased 10% to $6.44 million, or $1.33 per diluted share, for the first half of fiscal 2017 compared to $7.11 million, or $1.46 per share, for the first half of fiscal 2016.

The company also announced a quarterly cash dividend to shareholders of $1.00 per share of common stock, payable November 30, 2016 to shareholders of record as of October 31, 2016.

“We are pleased to report a solid increase in product sales for the quarter, and our third consecutive sequential quarterly increases in product sales, total revenue, and net income,” said NVE President and Chief Executive Officer Daniel A. Baker, Ph.D.

NVE is a leader in the practical commercialization of spintronics, a nanotechnology that relies on electron spin rather than electron charge to acquire, store and transmit information. The company manufactures high-performance spintronic products including sensors and couplers that are used to acquire and transmit data. NVE has also licensed its spintronic magnetoresistive random access memory technology, commonly known as MRAM.

Statements used in this press release that relate to future plans, events, financial results or performance are forward-looking statements that are subject to certain risks and uncertainties including, among others, such factors as risks of decreased revenues, risks related to our reliance on several large customers for a significant percentage of revenue, uncertainties in dividend payments to our shareholders, as well as the risk factors listed from time to time in our filings with the SEC, including our Annual Report on Form 10-K for the fiscal year ended March 31, 2016 and other reports filed with the SEC.
###

                              NVE CORPORATION
                           STATEMENTS OF INCOME
   QUARTERS AND SIX MONTHS ENDED SEPTEMBER 30, 2016 AND 2015 (Unaudited)

                                            Quarter Ended September 30
                                                2016            2015
                                          ------------------------------
  Revenue
    Product sales                             $ 6,814,384    $ 6,436,672
    Contract research and development             488,155        843,085
                                          ------------------------------
  Total revenue                                 7,302,539      7,279,757
  Cost of sales                                 1,740,814      1,644,514
                                          ------------------------------
  Gross profit                                  5,561,725      5,635,243
  Expenses
    Selling, general, and administrative          343,688        524,631
    Research and development                      768,188        628,962
                                          ------------------------------
  Total expenses                                1,111,876      1,153,593
                                          ------------------------------
  Income from operations                        4,449,849      4,481,650
  Interest income                                 430,983        468,531
                                          ------------------------------
  Income before taxes                           4,880,832      4,950,181
  Provision for income taxes                    1,575,635      1,639,386
                                          ------------------------------
  Net income                                  $ 3,305,197    $ 3,310,795
                                          ==============================
  Net income per share - basic                     $ 0.68         $ 0.68
                                          ==============================
  Net income per share - diluted                   $ 0.68         $ 0.68
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,835,564      4,855,398
    Diluted                                     4,837,819      4,858,133

                                           Six Months Ended September 30
                                                2016            2015
                                          ------------------------------
  Revenue
    Product sales                            $ 12,665,598   $ 14,172,537
    Contract research and development           1,344,713      1,428,139
                                          ------------------------------
  Total revenue                                14,010,311     15,600,676
  Cost of sales                                 3,125,992      3,638,442
                                          ------------------------------
  Gross profit                                 10,884,319     11,962,234
  Expenses
    Selling, general, and administrative          733,603      1,009,395
    Research and development                    1,526,556      1,309,963
                                          ------------------------------
  Total expenses                                2,260,159      2,319,358
                                          ------------------------------
  Income from operations                        8,624,160      9,642,876
  Interest income                                 868,717        954,329
                                          ------------------------------
  Income before taxes                           9,492,877     10,597,205
  Provision for income taxes                    3,055,135      3,483,184
                                          ------------------------------
  Net income                                  $ 6,437,742    $ 7,114,021
                                          ==============================
  Net income per share - basic                     $ 1.33         $ 1.46
                                          ==============================
  Net income per share - diluted                   $ 1.33         $ 1.46
                                          ==============================
  Weighted average shares outstanding
    Basic                                       4,835,289      4,858,557
    Diluted                                     4,837,293      4,862,431

                              NVE CORPORATION
                               BALANCE SHEETS
                       SEPTEMBER 30 AND MARCH 31, 2016

                                               (Unaudited)
                                             Sept. 30, 2016  March 31, 2016
                                             ------------------------------
  ASSETS
  Current assets
   Cash and cash equivalents                  $   5,690,673    $  7,534,593
   Marketable securities, short term             22,318,903      19,697,384
   Accounts receivable, net of allowance for
    uncollectible accounts of $15,000             3,368,170       2,244,086
   Inventories                                    2,908,881       3,205,233
   Prepaid expenses and other assets                697,788         734,524
                                             ------------------------------
  Total current assets                           34,984,415      33,415,820
  Fixed assets
   Machinery and equipment                        8,973,375       8,840,033
   Leasehold improvements                         1,559,719       1,539,965
                                             ------------------------------
                                                 10,533,094      10,379,998
   Less accumulated depreciation                  9,080,831       8,688,285
                                             ------------------------------
  Net fixed assets                                1,452,263       1,691,713
  Long-term deferred tax assets                     123,410          51,188
  Marketable securities, long term               60,777,962      65,695,335
                                             ------------------------------
  Total assets                                $  97,338,050   $ 100,854,056
                                             ==============================

  LIABILITIES AND SHAREHOLDERS' EQUITY
  Current liabilities
   Accounts payable                               $ 310,030       $ 317,990
   Accrued payroll and other                        563,960         556,674
   Deferred revenue                                 383,877         714,805
                                             ------------------------------
  Total current liabilities                       1,257,867       1,589,469

  Shareholders' equity
   Common stock                                      48,360          48,350
   Additional paid-in capital                    19,268,752      19,205,682
   Accumulated other comprehensive income           436,153         451,359
   Retained earnings                             76,326,918      79,559,196
                                             ------------------------------
  Total shareholders' equity                     96,080,183      99,264,587
                                             ------------------------------
  Total liabilities and shareholders' equity  $  97,338,050   $ 100,854,056
                                             ==============================